Exhibit 99.1

1510 West Loop South Houston, Texas 77027 713/850-1010 Fax 713/386-7070

LANDRY’S RESTAURANTS, INC. NAMES

RICK LIEM CHIEF FINANCIAL OFFICER

Houston, Texas (June 11, 2004)

Landry’s Restaurants, Inc. (“LNY”/NYSE) announced that Rick Liem has been named Chief Financial Officer for the Company. Mr. Liem served as the Company’s Controller and Vice President of Accounting for the past 5 years. Prior to joining the Company, Mr. Liem was the Vice President of Financial Operations for Carrol’s Corporation, the world’s largest Burger King franchisee. Mr. Liem joined Carrol’s Corporation from PricewaterhouseCoopers, where he had spent over 10 years in the firm’s audit practice. He has been licensed as a certified public accountant for over 15 years.

This Press Release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Our forward-looking statements are subject to risks and uncertainty. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate, and, therefore, we cannot assure you that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in our forward-looking statements, the information contained herein should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

CONTACT:

Tilman J. Fertitta	or	Steven L. Scheinthal
Chairman, President and CEO		Executive Vice President and General Counsel
(713) 850-1010		(713) 850-1010
www.LandrysRestaurants.com